CERTIFICATIONS OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Stratos Renewables Corporation, a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), Julio Cesar Alonso, Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 2, 2008
/s/ Julio Cesar Alonso
Julio Cesar Alonso
Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Stratos Renewables Corporation and will be retained by Stratos Renewables Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]